Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Radium Ventures Inc. (the "Company") on Form 10-KSB for the period ended April 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ernest Peter, the Treasurer and Director (Principal Financial Officer and Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 28, 2004

Ernest Peters

_/s/ Ernest Peters______________________
Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)